Press Release	Source: China Education Alliance, Inc.

China Education Alliance, Inc. Announces One-for-three Reverse Stock Split
Thursday October 4, 2:00 am ET

HARBIN, China, Oct. 4 /Xinhua-PRNewswire-FirstCall /-- China Education Alliance, Inc. (OTC Bulletin Board: CEDA - News; the "Company"), a leading distributor of educational resources, offering high-quality programs and training both through online networks and an on-site training center in China, today announced a one-for-three reverse split of its common stock.

On September 27, 2007, the Company's stockholders approved an amendment to the Company's certificate of incorporation that (i) changed the authorized capitalization to 20,000,000 shares of preferred stock and 150,000,000 shares of common stock and (ii) effected a one-for-three reverse split of the common stock. The Company anticipates that the reverse split will be effective for trading purposes on or about October 12, 2007. Prior to the amendment, the Company was not authorized to issue preferred stock.

"We believe the reverse stock split will place our company in a position to apply for listing on a market or exchange if we can meet the applicable listing requirements. Our goal is to work towards meeting listing standards," said Mr. Yu, Chairman and CEO of China Education Alliance, Inc.

As a result of the amendment to the certificate of incorporation, the board of directors has the power to set the rights, preferences, privileges and limitations with respect to one or more series of preferred stock, and the directors approved a series of preferred stock, designated the Series A Convertible Preferred Stock. As a result, notes in the principal amount of $3,400,000 that were issued in the May 2007 private placement were automatically converted into shares of series A preferred stock and warrants as previously disclosed.

About China Education Alliance, Inc.

The Company is an educational resource company offering high-quality educational programs and training through both online networks and an on-site training center. The Company's products include on-line test preparation materials, researchers' materials, study guides, and audio recordings, vocational training services and vocational certifications. The Company conducts educational services through three main channels: a large educational on-line portal, educational software and media, and education and vocational training centers. The Company is currently selling educational products and services to families, provincial education officials, administrators, schools and teachers in China.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2007 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Company Contact:	Investor Relations Contact:
Mr. Xiqun Yu	Mr. Crocker Coulson
Chairman and CEO	President
China Education Alliance, Inc.	CCG Elite Investor Relations
Tel: +86-451-82289125	Tel: +1-646-213-1915 (NY Office)
E-mail: yxq@edu-chn.com	E-mail: crocker.coulson@ccgir.com

Source: China Education Alliance, Inc.